SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                        Pursuant to Section13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: November 19, 2004
                        (Date of Earliest Event Reported)


                          REZconnect Technologies, Inc.
              Exact name of Registrant as specified in its charter)


New York                             0-18412                     11-2602120
--------                             -------                     ----------
(State or other                    (Commission                    (IRS Employer
Jurisdiction of                    File Number)                  Identification
Incorporation)                                                          Number)


560 Sylvan Avenue, Englewood Cliffs, New Jersey                 07632
------------------------------------------------------          -----
(Address of  Principal Executive Offices)                     (Zip Code)


                                 (201) 567-8500
                                 --------------
               (Registrant's Telephone Number Including Area Code)


                                       N/A
         (Former name or former address if changed since last report)

Items 1.01 (Entry Into A Material Definitive Agreement) and 8.01 (Other Events):
Amended Merger and Stock Purchase Agreement. Registrant filed a Form 8-K with the SEC August 26, 2004, in response to a recent surge in trading in its shares both in terms of volume and price. On September 17, 2004, Registrant filed a Amended Form 8-K to reflect that it had entered that date into a Merger and Stock Exchange Agreement, such Amendment providing an overview of conditions to consummation of a contemplated merger between Registrant and YourTravelBiz.com., Inc., a Referal Marketing travel business. To better assure that all investors and prospective investors have the same level of information on this contemplated transaction, Registrant today has issued the attached November 19, 2004 press release. The importance of the Release is that Registrant has entered into an Amendment this date to the September 17, 2004 Merger and Stock Purchase Agreement with YourTravelBiz.com, Inc. Certain conditions have changed to facilitate an earlier closing of the transaction, most critically removal of the condition that the closing would be conditioned upon prior shareholder approval. Closing on the merger continues to be expressly conditioned, among others, upon receipt of an audit of YourTravelBiz.com., Inc. The contemplated merger, satisfying these conditions, is expected to close over the next two weeks. Both a follow-on Release and detailed Form 8-K will be issued upon conclusion of the closing or, while unlikely, abandonment of the merger. Pending the follow-on outlined above relating to this matter, Registrant will not respond to any associated questions.




                                    Signature
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 REZconnect Technologies, Inc.



                                                 /s/ Michael Y. Brent
                                                 ---------------------------
                                                 Michael Y. Brent, President

                                                 Dated: November 19, 2004